Exhibit 99.1

Report of Independent Registered Public Accounting Firm

Board of Directors

Fox River Valley Bancorp, Inc.

Appleton, Wisconsin

We have audited the accompanying consolidated balance sheet of Fox River Valley Bancorp, Inc. and Subsidiary (the “Company”) as of December 31, 2015, and the related statement of operations, comprehensive income, shareholders’ equity, and cash flows for the year in the period ended December 31, 2015.  The Company’s management is responsible for these financial statements.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Fox River Valley Bancorp, Inc. and Subsidiary as of December 31, 2015, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States.

/s/ Wipfli LLP

Wipfli LLP

March 17, 2016

Appleton, Wisconsin